Business Updates and Initiatives 1 Q3 FY22 © 2022 CHS Inc. Public Exhibit 99.1 1

2© 2022 CHS Inc. Public Welcome Thank you for joining us today. 2

© 2022 CHS Inc. Public 3 Forward-Looking Statements This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2021, and Item 1A of Part II of CHS Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2022. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally, including, without limitation, risks relating to war or civil unrest; the impact of the ongoing COVID-19 outbreak or other similar outbreaks; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions and casualty losses; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices; the impairment of long- lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document or the related presentation are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law. Before we get started, please take a moment to review this slide, which has important information for our time together. Some of the business and financial topics we discuss may be considered forward-looking statements under United States securities laws. It’s important to understand that future events and results could differ from our comments today. 3

Board update 4© 2022 CHS Inc. Public 4

5© 2022 CHS Inc. Public Review proposed amendments and related information at chsinc.com/amendments Questions/comments? Contact a CHS Director or email feedback@chsinc.com • Provide flexibility for regional election meetings to be scheduled at annual meeting or a different time where/when best for owners • Ensure owners can participate in caucuses and Director elections • CHS Board anticipates bringing amendments to a vote at the 2022 CHS Annual Meeting Proposed CHS Bylaws amendments Flexibility on timing, location of caucuses and elections • Scheduling challenges related to the pandemic in 2020 pointed out the need for more flexibility in the timing and location of CHS Director elections. • The CHS Bylaws currently require those elections to be held at the CHS annual meeting. • The Board’s Governance Committee has proposed Bylaws amendments that will allow – but not require – regional elections to be held at a time and place that is best for the owners in that region. • This will help ensure owners can participate in caucuses and Director elections. • The CHS Board anticipates bringing these amendments to a vote for owner approval at the 2022 CHS Annual Meeting in December 2022. • The proposed changes to the CHS Bylaws and other 5 information are available at chsinc.com/amendments. • If you have questions or comments, contact a CHS Board member or email feedback@chsinc.com. 5

6© 2022 CHS Inc. Public Other topics Thank you for joining us today. 6

Business update 7© 2022 CHS Inc. Public 7

8© 2022 CHS Inc. Public Creating connections to empower agriculture Our purpose Our values Integrity We set high standards and hold ourselves accountable. Safety We put the well-being of our people, customers and communities first every day. Inclusion We believe excellence and growth stem from diverse thinking. Cooperative spirit We work together for shared success and to strengthen our communities. Our values are the foundation of our culture and are represented in the collective behaviors, aspirations, ideas and experiences of the people who work at CHS. 8

Empower our people At CHS, our people are at the heart of everything  we do. Through inclusive, diverse teams, we will deliver  opportunities for collaboration and growth. Invest for growth We are investing in our supply chain, technology and  innovation, and our products and brands to drive  growth that will benefit our employees, owners,  customers and communities. Become a better CHS We are transforming how we run our businesses to  build a stronger, better company. © 2022 CHS Inc. Public 9 Fiscal year 2022 priorities We’re focused on evolving for the future as we strengthen our company and the entire cooperative system. Our ability to do so will be driven by:  Empowering our people  Becoming a better CHS  Investing for growth 9

10© 2022 CHS Inc. Public Enterprise Strategies Grow market access to add value for our owners Evolve our core businesses by capitalizing on changing market dynamics Create an experience that empowers customers and makes CHS their first choice Transform the business to unleash the enterprise We continue to focus and invest in our four strategies, which are helping to drive growth of our company (your cooperative). 1. Create an experience that empowers customers and makes CHS their first choice: • Global events are impacting agriculture markets. • Advantages of the cooperative system during times like these include scale, purchasing power, marketing/sales strength, commitment to giving back to our owners. • The combination of higher input costs, high commodity prices and volatility places a premium on the grower’s ability to manage margins. • We leverage our balance of domestic production and import infrastructure and global reach to competitively 10 deliver market intelligence and grain and agronomy solutions to retailers and farmers, leveraging economies of scale. • We want to give our owners and customers the tools, options and opportunities they need to succeed. • As agriculture continues to evolve, we are changing with it by investing in people, assets and capabilities to better serve our customers’ changing needs. • We are in Year 2 of our LIFT initiative to empower our energy customers to make dramatic reinvestments in their Cenex® branded retail sites. 2. Grow market access to add value for our owners • We see great opportunities to grow our export/import infrastructure and we continue to invest heavily to expand market access for our owners, connecting growers to global markets. • In fiscal year 2022, our capital expenditures are expected to be roughly $500 million, compared to $318 million in fiscal year 2021. • At the Myrtle Grove, La., export terminal, our $73 million expansion will move an additional 75 million bushels of grain to global customers in less time, with fewer bottlenecks. • We continue to increase access to new markets (Vietnam, Indonesia, Thailand, Egypt and Spain), which is good for the U.S. grower. • We acquired the Marialva asset in Brazil, which will strengthen our global origination, create stronger connections with global customers and open up new opportunities for the CHS supply chain. • We will continue to look for new opportunities, investing in export/import infrastructure at strategic locations around the country (Myrtle Grove; Galveston, Texas; and the Pacific Northwest). 10

• CHS is about growing strategically, leveraging our size, scale and global reach. • As the world of energy evolves, we continue to invest in the capabilities of our refining platform to produce the highest ratio of diesel we can. 3. Evolve our core businesses by capitalizing on changing market dynamics • The next few years for growers will provide significant opportunities and challenges; tight balance sheets for grains and oilseeds will continue. • We expect to see consolidation at the farm gate and throughout the ag sector, with fewer, larger and more sophisticated cooperatives and farms. • Consumer trends will continue to navigate toward sustainability and being able to identify farm-to-table processes and handling. Consumers want to be closer to the end product and more knowledgeable about their food. • We will continue to evolve our core business through investment in technology, which will play a larger role on the farm and at every point along the value chain. • The integrated global supply chain and digital supply chain will continue to advance our industry. • Energy will play a more central role in agriculture looking ahead. o CHS is preparing for a world with versatile energy solutions, including pilot work to power convenience stores with solar power and supporting cooperatives on the best time and ways to add charging stations to their Cenex® branded retail sites. • Investments are being made across the country to process soybeans into soy oil. • Currently, five refinery conversions are taking place – major 10 players include Marathon, Chevron and Phillips 66. • California’s Low Carbon Fuel Standard (LCFS) created the initial demand – and more states are following – suggesting an upward demand trajectory. Our view: Additional crush capacity will be needed. • At our Fairmont, Minn., plant, our $100 million expansion increased soybean crush capacity by 30%. • The $60+ million investment at our soybean refinery in Mankato, Minn., is expected to be completed by next summer (2023). • Talent will remain an issue. Advancements in ag tech can help grow the talent pool, but we need to continue to develop and inspire the young farmer of tomorrow. 4. Transform the business to unleash the enterprise • Our customers and the member cooperatives we serve expect us to do more together than they could do alone. And we expect it of ourselves. • We need to simplify our internal structures and processes to compete more effectively in the market, deepen our connection to our customers and local cooperatives and empower our people to own and drive constant improvement. • We are transforming our business to remove barriers between teams, inefficiencies and other obstacles that stand in our way. 10

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12© 2022 CHS Inc. Public chsfoundation.org • In celebration of its 75th year of giving, the CHS Foundation is celebrating the people who make our contributions meaningful – the growers, the teachers, the dreamers, the doers, the partners, the mentors, and more. • With university funding, ag leadership programs, and more than 225 scholarships awarded to college students annually, the CHS Foundation is developing a new generation of ag leaders for lifelong success. • We lift up the people who put our contributions to work – the people who respect the work of past generations, celebrate the successes of this generation, and build a brighter tomorrow for the next generation. • Our last 75 years of giving would be nothing without them. And together, our next 75 years will be just as bright. • Learn more at chsfoundation.org. 12

Financial report 13© 2022 CHS Inc. Public 13

14© 2022 CHS Inc. Internal CHS Net Income (Third Quarter of Fiscal 2022) ($ in thousands) 2022 2021 Change Energy $163,241 $4,959 $158,282 Ag 273,688 140,131 133,557 Nitrogen Production 178,212 46,635 131,577 Corporate & Other 23,596 64,478 (40,882) Pretax Income 638,737 256,203 382,534 Income Tax Expense (Benefit) 62,492 (17,469) 79,961 Noncontrolling Interests (329) 81 (410) Net Income $576,574 $273,591 $302,983 • It’s a pleasure to be with you today to deliver the financial report for CHS through the first three quarters of our fiscal year 2022. • Let’s start with results for the third quarter, which ended on May 31, 2022, and which we filed with the SEC in early July 2022. • We had an extremely strong third quarter, with reported net income for the quarter of $577 million versus prior year net income of $274 million, a year-over-year positive change for the quarter of $303 million. • Our energy business made a profit before tax of $163 million versus a pretax profit in the third quarter of fiscal year 2021 of $5 million. This positive year-over-year change of $158 million is attributable to a number of 14 factors: o We saw improved market conditions in our refined fuels business, which led to increased earnings, driven by higher refining margins and more favorable pricing of heavy Canadian crude oil, partially offset by continuing high renewable energy credit costs, also known as RINs. o The favorable market conditions are driven by a couple of factors:  The first is supply-and-demand dynamics. U.S. gasoline and diesel demand is now back to prepandemic levels; however, during the pandemic, some U.S. refineries stopped production due to low margins or converted refineries to renewable diesel, so supply today is low.  Additionally, the ongoing war in Ukraine has contributed to significant energy market volatility as sanctions and other responsive measures have disrupted global supply. o Propane earnings were higher than last year for the quarter, due to improved margins on higher volumes of contracted gallons. • The Ag reporting segment includes wholesale agronomy, global grain & processing and country operations. Our Ag segment made a pretax profit of $274 million versus a prior year pretax profit of $140 million for the quarter, a positive year-over-year improvement of $134 million. o In our crop nutrients business, we saw tight global supply, which led to higher prices and increased 14 margins, partially offset by lower volumes due to a late spring. o In our crop protection business, additional sales growth drove improved earnings. o Global grain & processing delivered extremely strong performance due to continued strong margins in soy crush and ethanol, offset slightly by higher natural gas costs. o Country operations third-quarter earnings were less than earnings recorded the prior year for a few reasons: We had a very strong third quarter in retail ag in fiscal year 2021. This year we saw lower grain volumes, due to the impact of the drought across some of our trade territory, and some higher freight and fuel surcharges. Additionally, some of the impact is timing with a late spring and sales pushed into fourth quarter of fiscal year 2022. Country operations continues to outperform expectations and has had very strong year- to-date performance. • Our nitrogen production segment is our investment in CF Nitrogen. For the quarter, we saw pretax income of $178 million versus $47 million for the same quarter in fiscal year 2021. This positive variance of $132 million was due to increased distribution income due to higher prices of urea and UAN, offset slightly by higher natural gas costs. In addition to the income from this investment, our arrangement with CF Nitrogen also includes an offtake agreement, which provides physical supply of fertilizer. This helps us get the product to you, which is especially critical in 14 times of tight supply. • Our corporate and other category includes CHS Hedging, our full-service commodity brokerage business, and CHS Capital, which provides financing to members. This category also includes our JV investments in Ventura Foods and Ardent Mills. Ventura Foods is a joint venture we have with Mitsui. It makes oil-based food products like salad dressings and sauces for foodservice and retail channels. Ardent Mills is a wheat milling and ingredient supplier owned by CHS, ConAgra and Cargill. In total, the corporate and other category had third-quarter pretax profit of $24 million versus $64 million last year. The lower earnings were largely due to decreased equity earnings from our Ventura Foods investment as a result of more favorable market conditions last year. • Income tax expense was $62 million for the quarter versus a $17 million benefit in the prior year. This is primarily a result of the significant increase in earnings year over year. • In summary, CHS recorded a fantastic third-quarter performance with net income of $577 million, which increased $303 million over the prior year. 14

15© 2022 CHS Inc. Internal CHS Net Income (Year to Date Fiscal 2022) ($ in thousands) 2022 2021 Change Energy $243,262 $(116,908) $360,170 Ag 615,294 237,185 378,109 Nitrogen Production 429,052 62,270 366,782 Corporate & Other 48,619 112,006 (63,387) Pretax Income 1,336,227 294,553 1,041,674 Income Tax Expense (Benefit) 89,143 (10,130) 99,273 Noncontrolling Interests (451) (350) (101) Net Income $1,247,535 $305,033 $942,502 • Moving on to review the first nine months of fiscal year 2022 through May 31, 2022, we reported year-to-date net income for the first nine months of $1.2 billion versus prior year net income of $305 million, a year- over-year improvement for the first nine months of $943 million. • Our energy business made a profit before tax of $243 million, which is a positive year-over-year change of $360 million, driven largely by market conditions, improved margins and Canadian crude oil discounts, executing with excellence and running efficient operations. • The Ag reporting segment made a year-to-date pretax profit of $615 million, a positive year-over-year 15 improvement of $378 million. • Increased margins occurred across all our Ag segment product categories, including: o Oilseed processing as a result of strong meal and oil demand; o Wholesale agronomy products, which resulted from strong global market demand and tight global supply; and o Feed and farm supplies, due to strong demand and global supply disruptions. • The increased margins were offset somewhat due to decreased volumes as a result of supply chain constraints, lower volumes of grain due to drought conditions experienced in portions of our trade territory, prior year elevated volumes following the phase one trade agreement with China, which have since plateaued, some impacts from the war in Ukraine, and the impact of Hurricane Ida on our grain export terminal in Myrtle Grove, La., during the first quarter of fiscal year 2022. • Despite some of those offsets and challenges, the Ag segment delivered a remarkably strong performance and set of financial results so far this year. • Our nitrogen production segment is showing YTD pretax income of $429 million, up $367 million over last year for the same time period. • Our corporate and other category is down $63 million year over year. • Income tax expense was $89 million, driven by increased earnings for the year. As in every year, we will be looking at what tax planning and equity 15 management tools we have available to optimize the cash taxes we pay. • In summary, the net income of $1.2 billion is a fantastic result through the first nine months of the fiscal year, so all indications point toward CHS being on track for a great year. That being said, we have a few months to go so we cannot take anything for granted. I want to say thank you for your business. It’s because of each of you that these results are possible and we appreciate your support. 15

Business unit updates 16© 2022 CHS Inc. Public 16

17© 2022 CHS Inc. Public Thank you for your business Thank you again for the opportunity to join you today and for your continued business and engagement. 17

18© 2022 CHS Inc. Public 18